Financial Results

Second Quarter Fiscal 2017

Micron®

Safe Harbor Statement

During the course of this meeting, we may make projections or other forward-looking statements regarding future events or the future financial performance of the Company and the industry. We wish to caution you that such statements are predictions and that actual events or results may differ materially. We refer you to the documents the Company files from time to time with the Securities and Exchange Commission, specifically the Company's most recent Form 10-K and Form 10-Q. These documents contain and identify important factors that could cause the actual results for the Company to differ materially from those contained in our projections or forward-looking statements. These certain factors can be found at http://www.micron.com/certainfactors. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of the presentation to conform these statements to actual results.



Mark Durcan

Chief Executive Officer

FQ2 2017 Summary

- Revenue of $4.65 billion
- GAAP results
  - Gross margin of 36.7%
  - Net income of $894 million
  - Diluted earnings per share of $0.77
- Non-GAAP results
  - Gross margin of 38.5%
  - Net income of $1.03 billion
  - Diluted earnings per share of $0.90
- Operating cash flow of $1.77 billion

Business Unit Update

Compute & Networking

- Revenue growth driven by strength across all market segments
- Began enablement of 1Xnm products
- Extended graphics technology leadership with next-generation GDDR5X

Mobile

- Broad market tightness resulted in increased ASPs
- Continued focus on MCP strategy with 20+ new designs coming in the next year
- Opportunity to strengthen relationships with key market enablers

Embedded

- Record Automotive revenue for fourth quarter in a row
- Strong design-in activity for 20nm DDR and LPDDR products

Storage

- Increased traction for SSD portfolio across OEM, cloud and enterprise markets
- Record SSD shipments during the quarter, driven by OEM
- Enterprise and cloud were fastest-growing segments of SSD portfolio

Technology Transitions

- Driving deployment of 1Xnm DRAM
  - Meaningful output expected by end of FY-17
- Proliferating 32-layer 3D NAND throughout product lines
- Driving deployment of 64-layer 3D NAND
  - Meaningful output expected by end of FY-17
  - CMOS circuitry under the array to enable industry's smallest die size
- Enabling 3D XPoint™ technology
  - Expect initial revenue in 2017



Ernie Maddock

Chief Financial Officer

Micron

DRAM

REPRESENTED 64% OF MICRON TOTAL REVENUE IN FQ2-17

- Mobile was in the high-20% range
- PC represented 25%
- Server was 25%, up from high-teens the prior quarter
- Specialty DRAM, which includes networking, graphics, automotive and other embedded technologies, was in the low-20s % range

Trade Non-Volatile

REPRESENTED 30% OF MICRON TOTAL REVENUE IN FQ2-17

- Consumer, which includes memory cards, USB and components, represented approximately 40%
- Mobile was 20%
  - As a reminder, eMCPs are primarily in the Mobile segment
- SSDs were in the mid-20s % range, up from mid-teens in FQ1-17
- Automotive and Industrial Multi-Market Segment and other embedded applications were in the high-teens % range

Compute and Networking Business Unit (CNBU)

	FQ2-17	FQ1-17
Revenue	$1.92B	$1.47B
% of total company revenue	41%	37%
Non-GAAP operating income	$736M	$204M
Non-GAAP operating income %	38.4%	13.9%

- Revenue up 30% Q/Q due to strong demand and robust pricing
- Operating income improvement Q/Q enhanced by reduced costs
- Growth across Cloud, Enterprise, Networking and Graphics

Mobile Business Unit (MBU)

	FQ2-17	FQ1-17
Revenue	$1.08B	$1.03B
% of total company revenue	23%	26%
Non-GAAP operating income	$170M	$89M
Non-GAAP operating income %	15.7%	8.6%

- Revenue up 5% Q/Q driven by a stronger pricing environment
- Operating income improvement Q/Q enhanced by reduced costs

Embedded Business Unit (EBU)

	FQ2-17	FQ1-17
Revenue	$590M	$578M
% of total company revenue	13%	15%
Non-GAAP operating income	$193M	$178M
Non-GAAP operating income %	32.7%	30.8%



- Revenue up 2% Q/Q
  - Increased Automotive product unit shipments
  - Increased ASPs of DDR3 and NAND in Consumer and Connected Home

Storage Business Unit (SBU)

	FQ2-17	FQ1-17
Revenue	$1.04B	$860M
% of total company revenue	22%	22%
Non-GAAP operating income/(loss)	$71M	($45M)
Non-GAAP operating income/(loss) %	6.8%	(5.2%)

- Revenue up 21% Q/Q, driven by Client and Cloud SSD shipments
- Operating income improvement Q/Q enhanced by lower costs
- 5100 drive well-received and in process of additional qualifications

Financial Summary

NON-GAAP

Dollars in millions, except per share	FQ2-17	% of Sales	FQ1-17	% of Sales
Net sales	$4,648	100%	$3,970	100%
Gross margin	1,789	38%	1,032	26%
Operating income	1,177	25%	438	11%
Income tax (provision) benefit	(31)		(18)	
Net income attributable to Micron shareholders	1,031	22%	335	8%
Diluted earnings per share	0.90		0.32	
Cash provided by operating activities*	1,766		1,138	
Cash, marketable investments and restricted cash	4,584		4,396	

* FQ2-17 operating cash flows of $1,766 million is equal to GAAP operating cash flows of $1,405 million, plus $361 million of the Inotera purchase price, which was reflected for GAAP as an operating cash outflow

FQ3 2017 Guidance

NON-GAAP

	FQ3-17 Guidance
Revenue	$5.20 – $5.60 billion
Gross margin	44% – 48%
Operating expenses	$560 – $610 million
Operating income	$1.8 – $2.0 billion
Diluted EPS*	$1.43 – $1.57

* Based on 1,155 million diluted shares

Q&A

Non-GAAP Reconciliations

Consolidated Results

NON-GAAP RECONCILIATION

Amounts in millions, except per share amounts	FQ2-17	FQ1-17
GAAP net income attributable to Micron	$ 894	$ 180
Non-GAAP adjustments:		
Flow-through of Inotera inventory step up	60	—
Stock-based compensation	55	46
Inotera acquisition costs	12	1
Restructure and asset impairments	4	45
Amortization of debt discount and other costs	31	32
(Gain) loss from changes in currency exchange rates	28	12
(Gain) loss from business acquisition activities	(71)	—
Other	11	5
Estimated tax effects of above and non-cash changes in deferred taxes	7	14
Total non-GAAP adjustments	137	155
Non-GAAP net income attributable to Micron	$ 1,031	$ 335
GAAP shares used in diluted EPS calculations	1,160	1,091
Anti-dilutive effect of capped calls and other adjustments	(14)	(29)
Non-GAAP shares used in diluted EPS calculations	1,146	1,062
GAAP diluted earnings per share	$ 0.77	$ 0.16
Effects of above	0.13	0.16
Non-GAAP diluted earnings per share	$ 0.90	$ 0.32

Consolidated Statement of Operations

FQ2 2017 NON-GAAP RECONCILIATION

Amounts in millions	GAAP	Adjustments		Non-GAAP
Net sales	$ 4,648	$ —		$ 4,648
Cost of goods sold	2,944	(85)	A,B,H	2,859
Gross margin	1,704	85		1,789
Selling, general and administrative	187	(30)	B,C	157
Research and development	473	(14)	B	459
Restructure and asset impairments	4	(4)	D	—
Other operating (income) expense	(4)	—		(4)
Total operating expenses	660	(48)		612
Operating income	1,044	133		1,177
Interest expense, net	(153)	31	E	(122)
Other non-operating income (expense), net	34	(34)	F,G,H	—
	925	130		1,055
Income tax (provision) benefit	(38)	7	I	(31)
Equity in net income (loss) of equity method investees	7	—		7
Net income	894	137		1,031
Net income attributable to noncontrolling interests	—	—		—
Net income attributable to Micron	$ 894	$ 137		$ 1,031

Consolidated Statement of Operations

FQ2 2017 NON-GAAP RECONCILIATION (CONTINUED)

Amounts in millions			
A	Flow-through of Inotera inventory step up	$	60
B	Stock-based compensation		55
C	Inotera acquisition costs		12
D	Restructure and asset impairments		4
E	Amortization of debt discount and other costs		31
F	(Gain) loss from changes in currency exchange rates		28
G	(Gain) loss from business acquisition activities		(71)
H	Other		11
I	Estimated tax effects of above and non-cash changes in deferred taxes		7
		$	137

Summary Key Data

Non-GAAP Financial Data and Guidance

% of Revenue	FQ2-17
DRAM	64%
Non-Volatile*	30%

Sales Bit Growth	FQ2-17
DRAM	1%
Non-Volatile*	18%

Average Sales Price	FQ2-17
DRAM	21%
Non-Volatile*	(6%)

Cost / Bit	FQ2-17
DRAM	(6%)
Non-Volatile*	(15%)

Gross Margin	FQ2-17
DRAM	44%
Non-Volatile*	31%

	FQ2-17 Non-GAAP (amounts in millions, except per share)	FQ3-17 Non-GAAP Guidance
Revenue	$ 4,648	$5.20 – $5.60 billion
Gross Margin	38%	44% – 48%
Operating expenses	$ 612	$560 – $610 million
Operating income	$ 1,177	$1.8 – $2.0 billion
Earnings per share	$ 0.90	$1.43 – $1.57

	FQ2-17 Non-GAAP (amounts in millions)	FQ3-17 Non-GAAP Estimates
Net interest expense	$ 122	~$125 million
Equity in net income (loss) of equity method investments	$ 7	-
Diluted shares	1,146	~1,155 million Refer to the Convertible Notes Dilution Overview provided in our Earnings Data File
Tax (provision) benefit	$ (31)	($60 million)
Operating cash flow (a)	$ 1,766	-
Depreciation and amortization	$ 1,000	FY-17: ~$4.0 billion
Capital expenditures (Capital cash flow) (b)	$ 1,169	FY-17: $4.8 – $5.2 billion

See Non-GAAP reconciliations

* Non-Volatile includes NAND and 3D XPoint and excludes NOR and sales to Intel through IMFT, which are at long-term negotiated prices approximating cost

(a) FQ2-17 operating cash flows of $1,766 million is equal to GAAP operating cash flows of $1,405 million, plus $361 million of the Inotera purchase price, which was reflected for GAAP as an operating cash outflow

(b) Net of amounts funded by partners

Convertible Notes Dilution Overview

FQ2 2017 (Shares in millions)

Stock Price	$20	$21	$22	$23	$24	$25	$26	$27	$28	$29	$30
2032 C Notes	12	13	13	14	14	14	15	15	15	16	16
2032 D Notes	9	9	10	10	10	11	11	11	11	12	12
2033 E Notes	7	8	8	8	9	9	9	10	10	10	10
2033 F Notes	12	13	14	14	15	15	16	16	17	17	17
2043 G Notes	0	0	0	0	0	0	0	0	0	0	1
Total dilutive shares	**40**	**43**	**45**	**46**	**48**	**49**	**51**	**52**	**53**	**55**	**56**
Benefit from capped calls	-33	-31	-30	-28	-27	-26	-25	-24	-23	-22	-22
Net dilution	**7**	**12**	**15**	**18**	**21**	**23**	**26**	**28**	**30**	**33**	**34**

Micron®